Exhbit 10.2

Second Amendment to Employment Agreement

This Amendment to Employment Agreement (this “Second Amendment”) by and between InterCept, Inc., a Georgia corporation (the “Company”), and Scott R. Meyerhoff, an individual resident of Georgia (the “Executive”), is effective as of the 5th day of May, 2004 (the “Effective Date”).

        WHEREAS, the Company and the Executive entered into an Employment Agreement dated February 1, 1998 (the “Original Employment Agreement”), pursuant to which the Executive served as the Company’s Senior Vice President, Chief Financial Officer and Secretary;

        WHEREAS, the Executive has accepted a position with a new employer, but desires to continue providing services to the Company on a part time basis; and

        WHEREAS, the Company wishes to retain the Executive’s continued services, subject to the terms and conditions of the Original Employment Agreement, as amended by this Second Amendment (as so amended, the “Employment Agreement”);

        WHEREAS, the Company and the Executive entered into an Amendment to Employment Agreement as of April 1, 2004 (the “First Amendment”), which the parties have now determined, upon further review, did not accurately reflect their understanding, and which the parties desire to replace by this Second Amendment;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

The Company and the Executive agree that the First Amendment shall be and hereby is superseded and replaced in its entirety by this Second Amendment, as follows:

1.     Duties and Responsibilities. The Executive confirms that as of March 31, 2004, he resigned as the Company’s Senior Vice-President, Chief Financial Officer and Secretary, and that accordingly he no longer has any duties or responsibilities as an officer of the Company. Beginning on April 1, 2004, the Executive transitioned to being a part-time employee of the Company, and his duties have since that date have consisted, and shall continue to consist, of assisting the Company with such financial matters as the Company shall reasonably request and in the transition to a new chief financial officer. The Executive shall work on matters for the Company for up to ten (10) hours each month.

2.     Term. The Term of the Employment Agreement shall expire on December 31, 2004, unless earlier terminated pursuant to Section 4 below (the “Term”).

3.     Compensation.

        (a)    The Company shall continue to pay the Executive his current base salary, subject to all applicable withholdings, through the end of the Term.

        (b)    The Executive shall not be eligible for any further participation in any management or incentive bonus programs.

        (c)    The Executive’s participation in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Company shall terminate as of the Effective Date.

4.     Termination. The Employment Agreement, as amended hereby, may be terminated prior to the end of the Term only as follows:

        (a)    upon the death or disability of the Executive, in which case the Company shall pay to the Executive or his assigns all amounts earned or accrued through the date of death or disability;

        (b)    by the Company at any time without Cause (as such term is defined in the Original Employment Agreement) prior to the end of the Term, in which case the Company shall pay to the Executive, within 15 days after the date of such termination, a lump sum cash payment equal to the remaining compensation that would have been paid to the Executive had the Employment Agreement continued in effect until the end of the Term;

        (c)    by the Company at any time with Cause prior to the end of the Term, in which case the Company shall pay to the Executive, within 15 days after the date of such termination, all amounts earned or accrued through the date of termination; or

        (d)    by the Executive upon delivery of a notice of termination to the Company thirty (30) days before the intended termination date, in which case the Company shall pay to the Executive or his assigns, all amounts earned or accrued through the date of termination.

5.     Stock Options.

        (a)    Until the end of the Term, notwithstanding the Executive’s change in status to a part-time employee, all stock options previously granted to the Executive by the Company shall continue to vest in accordance with the vesting schedules set forth in the stock option agreements governing such grants.

        (b)    In the event that the Employment Agreement is terminated prior to the end of the Term pursuant to Section 4(a) (upon death or disability); Section 4(c) (by the Company with Cause); or Section 4(d) (by the Executive), all vesting of stock options granted to Executive shall cease on the termination date, and all options, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (c)    In the event that the Employment Agreement is terminated prior to the end of the Term pursuant to Section 4(b) (by the Company without Cause), the vesting restrictions on any outstanding stock options shall lapse, and such options shall become 100% vested and immediately exercisable.

        (d)    Except as provided in Section 5(b), all vested options shall remain exercisable for 90 days following the date of termination of the Employment Agreement, as amended hereby.

6.     Other Covenants. The Company and the Executive agree that Sections 5 and 6 of the Employment Agreement shall remain in effect and shall be applied as if the Executive had been terminated for Cause or resigned without Adequate Justification.

7. General Provisions.

        (a)    Severability. In the event that any one or more of the provisions, or parts of any provisions, contained in this Second Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Second Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Specifically, but without limiting the foregoing in any way, each of the covenants of the parties to this Second Amendment contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any such covenants be held or declared invalid by any court of competent jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.

        (b)    Assignment. This Second Amendment and the rights and obligations of InterCept hereunder may be assigned by InterCept and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee, provided that any such assignee shall agree to assume and be bound by the terms and conditions of this Second Amendment. This Second Amendment and the rights and obligations of Executive hereunder may not be assigned or delegated by Executive.

        (c)    Waiver. A party’s waiver of any breach of this Second Amendment by the other party shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

        (d)    Governing Law. This Second Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Georgia. Each party consents to the jurisdiction of the courts of the State of Georgia, and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of a suit, action, or proceeding in any such court and further waives the right to object, with respect to any suit, action or proceeding, that such courts do not have jurisdiction over such party.

        (e)    Entire Agreement. The Employment Agreement represents the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Second Amendment or the Employment Agreement shall be valid or binding upon InterCept, or Executive, unless made in writing and signed by the parties. All prior understandings and agreements relating to the subject matter hereof are hereby expressly terminated.

        (f)    Notice. All notices, demands or other communications required to be or otherwise given or made hereunder shall be in writing and shall be deemed given if delivered personally, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by Federal Express or similar overnight courier service, to the parties at the following addresses (or such other address for a party as shall be specified in like notice).

If to InterCept:	If to Executive:

InterCept, Inc.	Scott R. Meyerhoff
3150 Holcomb Bridge Road, Suite 200
Norcross, Georgia 30071
Attention: President

        (g)    Multiple Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original.

[Signatures are on following page.]

        IN WITNESS WHEREOF, InterCept and the Executive have executed and delivered this Second Amendment to Employment Agreement as of the Effective Date written above.

INTERCEPT, INC.

By:      /s/ Lynn Boggs
        G. Lynn Boggs
        President

EXECUTIVE

By:     /s/ Scott Meyerhoff
        Scott R. Meyerhoff

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